"Exhibit 99.15"

                                James E. Shipley
                            5075 Warner Ave. Suite B
                           Huntington Beach, CA. 92649
                            Telephone: (714) 377-2118



December 27, 2002


Board of Directors
EMB Corporation
5075 Warner Ave. Suite B
Huntington Beach, CA. 92649


Re: Resignation as an Officer of EMB Corporation.

Gentlemen:

I, James E. Shipley, hereby resign as President and Director of EMB Corporation (the "Company") to be effective the date of this letter and acceptance by the Board of Directors. I state and represent that this resignation is not because of any disagreement between myself and the management of the Company relating to the Company's operations, policies and practices.

Sincerely,


/s/ James E. Shipley
--------------------
    James E. Shipley